UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SciClone Pharmaceuticals, Inc.

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SciClone Pharmaceuticals, Inc.

FAQs Regarding Treatment of Employees’ Equity in the Merger

June 8, 2017

Treatment of SciClone Employees’ Equity

Q:	What will happen to my stock options, restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”)?

A: Buyer will not convert SciClone employee equity awards into Buyer equity awards in connection with the merger. Any outstanding SciClone stock options, RSUs and PRSUs you hold that have not been exercised or converted into SciClone common shares before the effective time of the merger (also referred to as the “Closing” of the transaction, expected in the 4th quarter this year) will be terminated.

Any SciClone shares you hold at the effective time of the merger as a result of your exercise of stock options or that you have received in settlement of vested RSUs or PRSUs will be entitled to the same $11.18 per share that will be paid by Buyer for all SciClone shares.

In addition, for each share subject to any outstanding vested SciClone stock option that you have not exercised before the effective time and that has an exercise price less than $11.18, you will be entitled to receive the excess of $11.18 over your option exercise price.

The following FAQs discuss the specific treatment of each type of SciClone employee equity award in further detail.

Stock Options

Q:	What will happen to my stock options in the merger?

A: Any SciClone stock options you continue to hold unexercised, whether vested or unvested, will not be “assumed” by Buyer. That means that your SciClone stock options will not be converted into Buyer stock options. In accordance with our employee equity plans, SciClone stock options that are not assumed by Buyer or exercised before the effective time of the merger will automatically terminate at the effective time. However, the merger agreement provides that you will be paid the “spread” value for any outstanding vested but unexercised options you hold at the effective time. This means that if you have vested options that you have not exercised before the effective time of the merger and that are “in-the-money,” they will be canceled at the effective time, and you will become entitled to receive from SciClone an amount in cash equal to (A) the excess, if any, of $11.18 over the per share exercise price of your option, multiplied by (B) the number of unexercised shares subject to your vested option at the effective time. SciClone will pay you this spread value, less required tax withholding, as soon as practicable after the effective time.

Example: Assume you were previously granted a SciClone stock option for 2,000 shares with an exercise price of $5.00 per share. You have already vested in, and exercised, your option for 500 shares. Assume that at the effective time of the merger, your remaining option for 1,500 shares is outstanding and an additional 1,000 option shares have become vested, all of which remain unexercised. At the effective time of the merger, your outstanding SciClone option for 1,500 shares would be canceled, and you would be entitled to receive $6,180 for your 1,000 vested option shares (computed as 1,000 vested option shares x ($11.18 per share - $5.00 per share exercise price) = $6,180). Applicable taxes would be withheld from your payment.

Any of your SciClone stock options that are either unvested at the effective time of the merger or that have exercise prices equal to or greater than $11.18 per share will be canceled at the effective time, and, as provided by our employee equity plans, you will not be entitled to any payment for them.

Q:	How will I know if my stock options are vested and “in-the-money”?

A: Your stock option becomes vested over time through your continued employment with SciClone. The rate at which your option becomes vested is provided in the vesting schedule contained in your stock option agreement. Subject to your continued employment, your option will continue to vest at this rate until the effective time of the merger. This vesting is subject to the terms and conditions of your stock option agreement and any other retention or other agreement you may have with SciClone.

Your SciClone stock option is “in-the-money” if the exercise price per share is less than $11.18. If your option is “in-the-money,” vested and outstanding but unexercised at the effective time of the merger, you will become entitled to receive the option’s “spread” value as described above.

Q:	What will happen to my stock options if I cease to be a SciClone employee before the effective time of the merger?

A: If you cease to be a SciClone employee, the further vesting of your option will cease immediately after your last day of employment. Generally, your option would remain outstanding for three months following your termination of employment to the extent that it had already vested before your termination. However, different rules apply under your stock option agreement if your employment terminates as a result of your death or disability or if we terminate your employment for cause. If your employment with SciClone terminates before the effective time of the merger, you would still be entitled to the “spread” value of your “in-the-money” vested options as described above provided that your option remains outstanding at the effective time.

Q:	What choices do I have in dealing with my stock options?

A: You have two choices. You can either exercise all or any portion of your vested stock options before the effective time of the merger or do nothing and receive the “spread” value for your outstanding and unexercised vested options at the effective time. All of SciClone’s normal rules and procedures will apply if you wish to exercise any of your vested options before the effective time. These rules include any closed trading window periods that may apply to you under SciClone’s trading compliance policies. If you exercise your vested options to acquire SciClone shares and continue to hold those shares at the effective time of the merger, you will participate in the merger as a stockholder and become entitled to receive $11.18 per share from Buyer. However, you do not need to take any action if you simply wish to be paid the “spread” value for your outstanding and unexercised vested options at the effective time.

RSUs and PRSUs

Q:	What will happen to my RSUs and PRSUs in the merger?

A: Any SciClone RSUs or PRSUs you hold, whether vested or unvested, will not be “assumed” by Buyer. That means that your SciClone RSUs and PRSUs will not be converted into equity awards for Buyer shares. In accordance with our employee equity plans, SciClone RSUs and PRSUs that are not assumed by Buyer will automatically terminate at the effective time of the merger, and you will not receive any payment for these terminated awards. However, to the extent that your RSU or PRSU awards vest before the effective time of the merger, SciClone will settle the vested awards by issuing to you shares of SciClone common stock on the vesting date. You would then participate in the merger as a stockholder and become entitled to receive $11.18 per share from Buyer.

Q:	How will I know if my RSUs and PRSUs are vested?

A: Your SciClone RSU and PRSU awards will become vested over time either through your continued employment with SciClone or through a combination of your continued employment and SciClone’s satisfaction of specified performance goals. The rate at which your award becomes vested over time is provided in the vesting schedule contained in your award agreement. Subject to your continued employment, your award will continue to vest at this rate until the effective time of the merger. Similarly, if the vesting of your award depends on the satisfaction of performance goals, these will be specified in your award agreement. Vesting of your SciClone RSU and PRSU awards is subject to the terms and conditions of your award agreement and any other retention or other agreement you may have with SciClone.

Q:	What will happen to my RSUs and PRSUs if I cease to be a SciClone employee before the effective time of the merger?

A: If you cease to be a SciClone employee, your RSUs and PRSUs will cease vesting and will terminate immediately after your last day of employment, unless otherwise provided by your award agreement. Generally, therefore, if your employment with SciClone terminates before the effective time of the merger, you will not receive any additional shares of SciClone common stock in settlement of your awards.

Q:	Do I have to take any action in connection with my RSUs and PRSUs before the merger?

A: No. Any RSUs or PRSUs in which you vest before the effective time of the merger will be settled automatically by SciClone when they become vested. Shares of SciClone common stock will be issued to you in settlement of your vested awards, and you will then participate in the merger as a stockholder and become entitled to receive $11.18 per share from Buyer.

Treatment of SciClone Employee Stock Purchase Plan

Q:	How will the merger affect my participation in SciClone’s Employee Stock Purchase Plan (“ESPP”)?

A: Buyer will not “assume” the purchase rights outstanding under the ESPP or otherwise take over the operation of the ESPP. Accordingly, as provided by the ESPP and the merger agreement, the SciClone board of directors will establish a final purchase date under the ESPP to occur before the effective time of the merger. You will be notified in advance of the final purchase date. If you are a participant in the ESPP and remain a participant on the final purchase date, your accumulated payroll deductions will be applied to purchase shares of SciClone common stock in accordance with the terms of the ESPP. You would then participate in the merger as a stockholder and become entitled to receive $11.18 per share from Buyer. The ESPP will be terminated and no new offerings will begin following the final purchase date.

Tax Matters

Q:	U.S. Employees: What are the tax consequences of the treatment of my stock options, RSUs and PRSUs and my participation in the ESPP in connection with the merger?

A: Any transactions you have in connection with your SciClone stock options, RSUs, PRSUs or ESPP participation before the Closing will have their normal tax consequences to you.

For example, if you are a US employee and exercise a vested nonstatutory stock option, the excess of the market value of the shares you purchase over the option exercise price will be taxable to you as compensation income. This income is subject to federal and state income and employment tax withholding. SciClone would collect this tax from you at the time of your option exercise or deduct it from the sale proceeds if you exercise your option through a same-day exercise and sale procedure.

If you do not exercise your vested and in-the-money SciClone stock options before the Closing, the “spread” value that SciClone will pay you upon their termination at the Closing will be taxable to you as compensation income if you are a US employee. SciClone will be required to withhold applicable federal and state income and employment taxes from the amount it pays to you.

If you vest in additional RSUs or PRSUs before the Closing, the market value of the shares of SciClone common stock issued to you in settlement of your vested award will be taxable to you as compensation income if you are a

US employee. This income is subject to federal and state income and employment tax withholding. SciClone expects it will follow its standard procedure of withholding from the shares it issues to you the number of shares whose market value equals the amount of withholding taxes SciClone must collect from you. US employees will have no tax consequences from the cancellation without payment of any unvested RSUs or PRSUs that they hold at the Closing.

If you are a US employee participating in the ESPP on the final purchase date before the merger, the normal tax consequences of that participation will apply. You will have no taxable income as a result of purchasing SciClone common shares on the final purchase date. Since the final purchase date will occur shortly before the Closing, you will have a “disqualifying disposition” of those shares when they are exchanged for the $11.18 per share price in the merger. The tax consequences for US employees of a disqualifying disposition are: (a) the difference between the SciClone share market value on the ESPP purchase date and your purchase price is taxable as ordinary income and (b) any additional gain or loss you realize from the disposition of your shares in the merger will be taxable as short-term capital gain or loss. These amounts are not subject to tax withholding by SciClone, and you will be responsible for reporting them on your own tax return.

Because tax matters are very complicated and the consequences of the merger to any particular SciClone securityholder will depend on that holder’s particular facts and circumstances, each holder of SciClone common stock, stock options, RSUs and PRSUs and participants in the ESPP is strongly encouraged to consult his or her personal tax advisor regarding questions with respect to his or her personal tax consequences.

Q:	China Employees: What are the tax consequences of the treatment of my stock options, RSUs and PRSUs in connection with the merger?

A: Any transactions you have in connection with your SciClone stock options, RSUs or PRSUs before the Closing will have their normal tax consequences to you.

For example, if you are a China employee and exercise a vested stock option, SciClone shall undertake a mandatory same-day exercise and sale procedure in accordance with the terms of your stock option, and the excess of the market value of the shares you purchase over the option exercise price will be taxable to you as individual income tax (IIT). This income is subject to employment tax withholding. SciClone would collect this tax from you through such same-day exercise and sale procedure.

If you do not exercise your vested and in-the-money SciClone stock options before the Closing, the “spread” value that SciClone will pay you upon their termination at the Closing will be taxable to you as IIT if you are a China employee. SciClone will be required to withhold IIT from the amount it pays to you.

If you vest in additional RSUs or PRSUs before the Closing, SciClone shall undertake a mandatory immediate sale of the shares of stock issued in accordance with the terms of your RSUs or PRSUs, and the market value of the shares of SciClone common stock issued to you in settlement of your vested award will be taxable to you as IIT if you are a China employee. This income is subject to employment tax withholding. China employees will have no tax consequences from the cancellation without payment of any unvested RSUs or PRSUs that they hold at the Closing.

Because tax matters are very complicated and the consequences of the merger to any particular SciClone security holder will depend on that holder’s particular facts and circumstances, each holder of SciClone common stock, stock options, RSUs and PRSUs is strongly encouraged to consult his or her personal tax advisor regarding questions with respect to his or her personal tax consequences.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company and the Buyer Consortium. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement. However, such documents are not currently available. The definitive proxy statement will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.sciclone.com under the heading “SEC Filings” in the “Investors and Media” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement and any filings with the SEC that are incorporated by reference in the definitive proxy statement by contacting the Company’s Investor Relations Department at (650) 358-1447.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants under SEC rules in the solicitation of proxies from the Company’s stockholders in favor of the proposed transaction. Information about the Company’s directors and executive officers and their interests in the solicitation, which may, in some cases, differ from those of the Company’s stockholders generally, will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction. Additional information about these directors and executive officers is available in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2017, and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 9, 2017. To the extent that holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts printed in the latest proxy statement or Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SciClone, SciClone Pharmaceuticals, the SciClone Pharmaceuticals design, the SciClone logo and ZADAXIN are registered trademarks of SciClone Pharmaceuticals, Inc. in the United States and numerous other countries.